Exhibit 99.1

News Release

Sunoco, Inc.

1735 Market Street

Philadelphia, Pa. 19103-7583

For further information contact	For release: IMMEDIATELY
Jerry Davis (media) 215-977-6298
Terry Delaney (investors) 215-977-6106

No. 3-06

SUNOCO REPORTS FOURTH QUARTER RESULTS

PHILADELPHIA, February 1, 2006 — Sunoco, Inc. (NYSE: SUN) today reported net income of $287 million ($2.12 per share diluted) for the fourth quarter of 2005 versus $178 million ($1.24 per share diluted) for the 2004 fourth quarter. Excluding a special item, income for the current quarter was $297 million ($2.19 per share diluted). There were no special items in the 2004 fourth quarter.

For the full year 2005, Sunoco reported net income of $974 million ($7.08 per share diluted) versus net income of $605 million ($4.04 per share diluted) for the full year 2004. Excluding special items, Sunoco’s income was $1,012 million ($7.36 per share diluted) versus $629 million ($4.20 per share diluted) for the comparable 2004 period.

All per-share amounts reflect the two-for-one stock split effected on August 1, 2005.

“Strong fourth-quarter results completed an outstanding year for Sunoco,” said John G. Drosdick, Sunoco Chairman and Chief Executive Officer. “In a very strong refining environment, we achieved best-ever operating and safety performance in 2005. We had record operating earnings of over $1 billion and a return on capital employed of over 32 percent. We increased our dividend by 33 percent, reduced our shares outstanding by four percent and significantly strengthened our balance sheet. Our share price increased 92 percent for the year.”

Commenting on the fourth-quarter results, Drosdick said, “Refining and Supply results continued to lead the way, with earnings of $286 million in the quarter. Refining conditions were strong throughout most of the quarter, although margins did moderate some as refineries impacted by Hurricanes Katrina and Rita returned to operations over the quarter. Operationally, we had our best quarter ever, with crude unit utilization at 99 percent and overall system (UEDC) utilization rates of almost 91 percent.

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“Retail Marketing earned $25 million, its best quarter of 2005, as retail gasoline margins benefited from crude oil and wholesale gasoline prices that were on a declining trend over much of the quarter. Chemicals earnings, however, declined to $8 million as year-end sales volumes fell off and high natural gas costs negatively impacted the business. While early 2006 demand is showing some recovery, feedstock volatility and high energy costs continue.

“In our other businesses, Logistics and Coke earned $3 million and $10 million, respectively. Logistics results for the current quarter included charges of approximately $4 million after tax related to asset write-offs and insurance and environmental remediation accruals. Results for the quarter also included $8 million in unusual after-tax charges to Corporate expenses and a $10 million after-tax charge across the businesses for increased performance bonus payouts related to enhancements to a non-executive bonus plan.

“During the quarter, we continued our share repurchase activity, repurchasing approximately 3.6 million shares ($269 million). For the year, over 6.7 million shares ($435 million) were repurchased. Over the past five years, we have reduced our shares outstanding by 22 percent.”

Drosdick concluded, “Despite some recent downward pressure on refining margins caused by the unseasonably warm weather in the Northeast, we believe the longer term market fundamentals are still very good for our refining business. In addition, we enter 2006 with a strong balance sheet, with a net debt-to-capital ratio (as defined in our revolving credit agreement) of 17 percent – down from 37 percent at year-end 2004. This financial strength will serve us well as we execute our capital program to improve and expand our existing refining base while continuing to consider other opportunities to grow our asset portfolio and return cash to our shareholders.”

DETAILS OF FOURTH QUARTER RESULTS

REFINING AND SUPPLY

Refining and Supply earned $286 million in the current quarter versus $135 million in the fourth quarter of 2004. The increase in earnings was due to higher realized margins and higher production volumes. The higher realized margins were, in part, due to continued fourth-quarter impacts from the Gulf Coast hurricanes. Value-added product margins, particularly for premium gasoline, jet fuel and low-sulfur diesel fuel were also strong during the quarter. Partially offsetting these factors were higher expenses, including fuel and employee-related charges.

Total crude unit throughput averaged 892.6 thousand barrels daily (99 percent utilization) for the quarter, with total production available for sale approximating 87 million barrels.

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RETAIL MARKETING

Retail Marketing earned $25 million in the fourth quarter of 2005 versus $30 million in the fourth quarter of 2004. The decrease in results was due to lower gains from asset divestments associated with the Retail Portfolio Management program. Lower retail gasoline margins (down 1 cpg) and sales volumes (down 2.6 percent) were essentially offset by lower expenses and higher margins on distillate products.

CHEMICALS

Chemicals earned $8 million in the fourth quarter of 2005 versus $40 million in the prior-year period. Margins and volumes for both polypropylene and phenol declined – with average margins down 2.3 cents per pound and total sales volumes 9 percent less than the 2004 fourth quarter. Higher expenses, in part due to natural gas prices which averaged almost $13 per decatherm and were over $5 per decatherm higher than the prior-year quarter, also contributed to the decline.

LOGISTICS

Earnings for the Logistics segment were $3 million in the fourth quarter of 2005 versus $5 million in the prior-year period. Higher income from terminalling and Western crude oil pipeline operations was more than offset by Sunoco’s reduced ownership interest in Sunoco Logistics Partners L.P. (NYSE: SXL) and by $4 million of after-tax charges for environmental remediation activities, asset impairments and insurance assessments.

COKE

The Coke business earned $10 million in both fourth-quarter periods. An eight-day steam system outage at the Haverhill, OH plant reduced current quarter results by approximately $2 million.

CORPORATE AND OTHER

Corporate administrative expenses were $27 million after tax in both fourth-quarter periods. The current quarter results included a $6 million after-tax charge for the adoption of a new accounting interpretation related to asset retirement obligations and a $2 million after-tax accrual for retrospective insurance premiums associated with an energy industry mutual insurance consortium. The 2004 fourth quarter results included a $10 million after-tax accrual for retrospective premiums.

Net financing expenses were $8 million after tax in the fourth quarter of 2005 versus $15 million in the prior-year quarter. The decrease was primarily due to higher interest income.

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SPECIAL ITEM

During the fourth quarter of 2005, Sunoco recognized an additional $10 million after-tax loss associated with an arbitration decision related to a phenol pricing dispute. In the 2005 third quarter, a $46 million after-tax charge was recorded for estimated damages for the period from June 2003 to April 2005. In January 2006, the arbitrator further ruled that the revised pricing formula should apply until a second arbitration, scheduled for the second quarter of 2006, finalizes pricing for 2005 and beyond. The additional charge relates to the period May 2005 through December 2005.

TWELVE MONTH RESULTS

Sunoco had net income of $974 million for the full year 2005 versus $605 million for the full year 2004. The increase was primarily due to higher margins in Sunoco’s Refining and Supply business. Also contributing to the improvement in earnings were higher margins from Sunoco’s Chemicals business, higher production of refined products, increased use of high-acid discounted crude oils and lower net financing expenses. Partially offsetting these positive factors were higher expenses, primarily fuel and employee-related charges, lower margins in Retail Marketing and lower Chemicals sales volumes.

Full-year results for 2005 include an $18 million after-tax net gain related to income tax matters and the $56 million after-tax loss associated with the phenol supply contract dispute. The loss covers estimated damages for the period from June 2003 to December 2005.

Results for the full year 2004 included an $8 million after-tax loss related to the sale of Sunoco’s one-third interest in the BEF MTBE joint venture chemical operations and a $34 million after-tax loss from the early extinguishment of outstanding debt. Sunoco also recognized an $18 million after-tax gain from the 2004 settlement of certain federal income tax issues.

Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 900,000 barrels per day of refining capacity, approximately 4,800 retail sites selling gasoline and convenience items, approximately 4,500 miles of crude oil and refined product owned and operated pipelines and 38 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Sunoco is a significant manufacturer of petrochemicals with annual sales of approximately five billion pounds, largely chemical intermediates used to make fibers, plastics, film and resins. Utilizing a unique, patented technology, Sunoco also has the capacity to manufacture over 2.5 million tons annually of high-quality metallurgical-grade coke for use in the steel industry.

Anyone interested in obtaining further insights into the fourth quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 3:00 p.m. ET on February 2, 2006. It

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can be accessed through Sunoco’s Web site—www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Sunoco believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Sunoco’s business prospects and performance causing actual results to differ materially from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: general business and economic conditions; competitive products and pricing; effects of weather conditions and natural disasters on the Company’s operating facilities and on product supply and demand; changes in refining, marketing and chemical margins; variation in petroleum-based commodity prices and availability of crude oil and feedstock supply or transportation; effects of transportation disruptions; changes in the price differentials between light-sweet and heavy-sour crude oils; fluctuations in supply of feedstocks and demand for products manufactured; changes in product specifications; availability and pricing of oxygenates; phase-outs or restrictions on the use of MTBE; changes in operating conditions and costs; changes in the expected level of environmental capital, operating or remediation expenditures; age of, and changes in the reliability, efficiency and capacity of, the Company’s or a third party’s operating facilities; potential equipment malfunction; potential labor-relations problems; the legislative and regulatory environment; ability to identify acquisitions, execute them under favorable terms and integrate them into the Company’s existing businesses; ability to enter into joint ventures and other similar arrangements under favorable terms; delays and/or costs related to plant construction, improvements or repairs and the issuance of applicable permits; nonperformance by or disputes with major customers, suppliers, dealers, distributors or other business partners; changes in financial markets impacting pension expense and funding requirements; political and economic conditions, including the impact of potential terrorist acts and international hostilities; and changes in the status of, or initiation of new, litigation and/or arbitration proceedings. These and other applicable risks and uncertainties have been described more fully in Sunoco’s Form 10-Q filed with the Securities and Exchange Commission on November 3, 2005 and in other periodic reports filed with the Securities and Exchange Commission. Sunoco undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

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Sunoco, Inc.

2005 Fourth Quarter and Twelve-Month Financial Summary

(Unaudited)

	2005	2004
Fourth Quarter

Revenues	$9,270,000,000	$7,429,000,000
Net Income	$287,000,000	$178,000,000
Net Income Per Share of Common Stock*:
Basic	$2.13	$1.25
Diluted	$2.12	$1.24
Weighted-Average Number of Shares Outstanding* (In Millions):
Basic	134.6	142.5
Diluted	135.6	143.7

Twelve Months

Revenues	$33,764,000,000	$25,508,000,000
Net Income	$974,000,000	$605,000,000
Net Income Per Share of Common Stock*:
Basic	$7.13	$4.08
Diluted	$7.08	$4.04
Weighted-Average Number of Shares Outstanding* (In Millions):
Basic	136.6	148.2
Diluted	137.5	149.8

*	Share and per-share data presented for all periods reflect the effect of a two-for-one stock split, which was effected in the form of a common stock dividend distributed on August 1, 2005.

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Three Months Ended December 31
	2005	2004	Variance
Refining and Supply	$286	$135	$151
Retail Marketing	25	30	(5)
Chemicals	8	40	(32)
Logistics	3	5	(2)
Coke	10	10	—
Corporate and Other:
Corporate expenses	(27)	(27)	—
Net financing expenses and other	(8)	(15)	7

	297	178	119
Special Items	(10)	—	(10)

Consolidated net income	$287	$178	$109

Earnings (loss) per share of common stock (diluted):
Income before special items	$2.19	$1.24	$.95
Special items	(.07)	—	(.07)

Net income	$2.12	$1.24	$.88

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Twelve Months Ended December 31
	2005	2004	Variance
Refining and Supply	$947	$541	$406
Retail Marketing	30	68	(38)
Chemicals	94	94	—
Logistics	22	31	(9)
Coke	48	40	8
Corporate and Other:
Corporate expenses	(84)	(67)	(17)
Net financing expenses and other	(45)	(78)	33

	1,012	629	383
Special Items	(38)	(24)	(14)

Consolidated net income	$974	$605	$369

Earnings (loss) per share of common stock (diluted):
Income before special items	$7.36	$4.20	$3.16
Special items	(.28)	(.16)	(.12)

Net income	$7.08	$4.04	$3.04

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SUNOCO 4Q05 EARNINGS, PAGE 9

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended December 31		For the Twelve Months Ended December 31
	2005	2004	2005	2004
TOTAL REFINING AND SUPPLY
Income (Millions of Dollars)	$286	$135	$947	$541
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$9.96	$6.42	$8.65	$6.30
Crude Inputs as Percent of Crude Unit Rated Capacity**	99	99	98	97
Throughputs*** (Thousand Barrels Daily):
Crude Oil	892.6	883.6	881.0	855.7
Other Feedstocks	64.8	55.2	59.4	58.8

Total Throughputs	957.4	938.8	940.4	914.5

Products Manufactured*** (Thousand Barrels Daily):
Gasoline	459.7	447.9	443.4	442.0
Middle Distillates	330.7	320.9	319.5	300.3
Residual Fuel	74.9	73.6	76.2	73.0
Petrochemicals	35.8	40.9	36.8	38.1
Lubricants	13.8	12.3	13.2	13.6
Other	78.7	78.7	86.6	82.0

Total Production	993.6	974.3	975.7	949.0
Less: Production Used as Fuel in Refinery Operations	50.3	46.0	48.6	46.2

Total Production Available for Sale	943.3	928.3	927.1	902.8

*	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.

**	Effective January 1, 2005, crude unit capacity increased from 890 to 900 thousands of barrels daily due to a 10 thousand barrels-per-day adjustment in MidContinent Refining.

***	Data pertaining to the Eagle Point refinery for the twelve months ended December 31, 2004 are based on the amounts attributable to the 354-day ownership period (January 13, 2004 – December 31, 2004) divided by 366, the number of days in the year.

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SUNOCO 4Q05 EARNINGS, PAGE 10

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended December 31		For the Twelve Months Ended December 31
	2005	2004	2005	2004
Northeast Refining*

Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$9.18	$7.08	$8.35	$6.36
Market Benchmark 6-3-2-1 (Per Barrel)	$9.23	$6.21	$7.76	$6.40
Crude Inputs as Percent of Crude Unit Rated Capacity	101	99	99	97
Throughputs** (Thousand Barrels Daily):
Crude Oil	658.9	645.5	650.6	633.3
Other Feedstocks	57.3	49.2	52.8	52.9

Total Throughputs	716.2	694.7	703.4	686.2

Products Manufactured** (Thousand Barrels Daily):
Gasoline	348.4	331.5	330.5	327.8
Middle Distillates	249.0	242.0	242.1	231.5
Residual Fuel	70.1	69.7	71.7	69.2
Petrochemicals	28.2	32.2	28.6	31.0
Other	46.9	45.0	55.8	51.7

Total Production	742.6	720.4	728.7	711.2
Less: Production Used as Fuel in Refinery Operations	37.9	34.7	36.7	35.6

Total Production Available for Sale	704.7	685.7	692.0	675.6

*	Comprised of the Marcus Hook, Philadelphia and Eagle Point refineries.

**	Data pertaining to the Eagle Point refinery for the twelve months ended December 31, 2004 are based on the amounts attributable to the 354-day period subsequent to the January 13, 2004 acquisition date divided by 366, the number of days in the year.

MidContinent Refining*

Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$12.25	$4.53	$9.54	$6.12
Market Benchmark 3-2-1 (Per Barrel)	$11.95	$4.52	$11.04	$7.04
Crude Inputs as Percent of Crude Unit Rated Capacity**	95	101	94	95
Throughputs (Thousand Barrels Daily):
Crude Oil	233.7	238.1	230.4	222.4
Other Feedstocks	7.5	6.0	6.6	5.9

Total Throughputs	241.2	244.1	237.0	228.3

*	Comprised of the Toledo and Tulsa refineries.

**	Effective January 1, 2005, crude unit capacity increased from 235 to 245 thousands of barrels daily as a result of a 10 thousand barrels-per-day adjustment.

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SUNOCO 4Q05 EARNINGS, PAGE 11

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended December 31		For the Twelve Months Ended December 31
	2005	2004	2005	2004
MidContinent Refining (continued)

Products Manufactured (Thousand Barrels Daily):
Gasoline	111.3	116.4	112.9	114.2
Middle Distillates	81.7	78.9	77.4	68.8
Residual Fuel	4.8	3.9	4.5	3.8
Petrochemicals	7.6	8.7	8.2	7.1
Lubricants	13.8	12.3	13.2	13.6
Other	31.8	33.7	30.8	30.3

Total Production	251.0	253.9	247.0	237.8
Less: Production Used as Fuel in Refinery Operations	12.4	11.3	11.9	10.6

Total Production Available for Sale	238.6	242.6	235.1	227.2

RETAIL MARKETING

Income (Millions of Dollars)	$25	$30	$30	$68
Retail Margin* (Per Barrel):
Gasoline	$4.60	$4.99	$3.39	$4.13
Middle Distillates	$5.66	$4.71	$4.49	$4.40
Sales of Petroleum Products (Thousand Barrels Daily):
Gasoline	288.4	296.0	298.3	296.3
Middle Distillates	46.9	45.9	45.3	42.7

	335.3	341.9	343.6	339.0

Total Retail Gasoline Outlets, End of Period	4,763	4,804	4,763	4,804
Gasoline and Diesel Throughput per Company Owned or Leased Outlet (M Gal/Site/Month)	131	136	136	133
Convenience Stores:
Total Stores, End of Period	746	757	746	757
Merchandise Sales (M$/Store/Month)	$76	$72	$78	$73
Merchandise Margin (Company Operated) (% of Sales)	28%	27%	28%	26%

*	Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

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SUNOCO 4Q05 EARNINGS, PAGE 12

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended December 31			For the Twelve Months Ended December 31
	2005		2004	2005		2004
CHEMICALS

Income (Millions of Dollars)	$8	*	$40	$94	*	$94
Margin** (Cents per Pound):
All Products***	11.4		13.7	12.1		11.0
Phenol and Related Products	9.3		12.5	10.9		9.7
Polypropylene***	14.3		16.2	13.9		13.4
Sales (Millions of Pounds):
Phenol and Related Products	619		669	2,579		2,615
Polypropylene	512		556	2,218		2,239
Plasticizers#	—		—	—		28
Other	22		48	91		187

	1,153		1,273	4,888		5,069

*	Excludes a $10 million after-tax loss recognized in the fourth quarter of 2005 and a $56 million after-tax loss recognized in the full-year 2005 associated with a phenol supply contract dispute.

**	Wholesale sales revenue less related cost of feedstocks, product purchases and terminalling and transportation divided by sales volumes.

***	The polypropylene and all products margins include the impact of a long-term supply contract entered into on March 31, 2003 with Equistar Chemicals, L.P. which is priced on a cost-based formula that includes a fixed discount.

#	The plasticizer business was divested in January 2004.

COKE

Income (Millions of Dollars)	$10	$10	$48	$40
Coke Production (Thousands of Tons)	634	486	2,405	1,965
Coke Sales (Thousands of Tons)	610	471	2,375	1,953

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SUNOCO 4Q05 EARNINGS, PAGE 13

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended December 31		For the Twelve Months Ended December 31
	2005	2004	2005	2004
DEPRECIATION, DEPLETION AND AMORTIZATION (Millions of Dollars)
Refining and Supply	$54	$49	$201	$188
Retail Marketing	26	25	105	106
Chemicals	18	19	71	70
Logistics	11	10	36	32
Coke	4	3	16	13

	$113	$106	$429	$409

	For the Three Months Ended December 31			For the Twelve Months Ended December 31
	2005		2004	2005		2004
CAPITAL EXPENDITURES (Millions of Dollars)
Refining and Supply	$177		$160	$687		$463	*
Retail Marketing	45		39	117		103	**
Chemicals	19		27	55		56	*
Logistics	43	***	31	79	***#	75	*
Coke	4		47	32		135

	$288		$304	$970		$832

*	Excludes $250 million acquisition from El Paso Corporation of the Eagle Point refinery and related chemical and logistics assets, which includes inventory. The purchase price is comprised of $190, $40 and $20 million attributable to Refining and Supply, Chemicals and Logistics, respectively.

**	Excludes $181 million acquisition from ConocoPhillips of 340 retail outlets located primarily in Delaware, Maryland, Virginia and Washington, D.C., which includes inventory.

***	Excludes $5 million acquisition from Chevron of an ownership interest in the Mesa Pipeline.

#	Excludes $100 million acquisition from ExxonMobil of a crude oil pipeline system and related storage facilities located in Texas.

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SUNOCO 4Q05 EARNINGS, PAGE 14

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2004
	1st	2nd	3rd	4th	Total
Refining and Supply	$100	$217	$89	$135	$541
Retail Marketing	(4)	20	22	30	68
Chemicals	12	12	30	40	94
Logistics	8	9	9	5	31
Coke	9	9	12	10	40
Corporate and Other:
Corporate expenses	(12)	(13)	(15)	(27)	(67)
Net financing expenses and other	(24)	(20)	(19)	(15)	(78)

	89	234	128	178	629
Special items	—	—	(24)	—	(24)

Consolidated net income	$89	$234	$104	$178	$605

Earnings (loss) per share of common stock (diluted):

Income before special items	$.58	$1.53	$.85	$1.24	$4.20
Special items	—	—	(.16)	—	(.16)

Net income	$.58	$1.53	$.69	$1.24	$4.04

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SUNOCO 4Q05 EARNINGS, PAGE 15

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2005
	1st	2nd	3rd	4th	Total
Refining and Supply	$108	$212	$341	$286	$947
Retail Marketing	(8)	7	6	25	30
Chemicals	33	30	23	8	94
Logistics	3	9	7	3	22
Coke	10	13	15	10	48
Corporate and Other:
Corporate expenses	(16)	(16)	(25)	(27)	(84)
Net financing expenses and other	(14)	(13)	(10)	(8)	(45)

	116	242	357	297	1,012
Special items	—	—	(28)	(10)	(38)

Consolidated net income	$116	$242	$329	$287	$974

Earnings (loss) per share of common stock (diluted):

Income before special items	$.83	$1.75	$2.60	$2.19	$7.36
Special items	—	—	(.21)	(.07)	(.28)

Net income	$.83	$1.75	$2.39	$2.12	$7.08

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SUNOCO 4Q05 EARNINGS, PAGE 16

Sunoco, Inc.

Consolidated Statements of Income

(Millions of Dollars)

(Unaudited)

	2004
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$5,232	$6,265	$6,575	$7,396	$25,468
Interest income	2	1	4	3	10
Other income (loss), net	11	10	(21)	30	30

	5,245	6,276	6,558	7,429	25,508

COSTS AND EXPENSES
Cost of products sold and operating expenses	4,254	4,949	5,417	6,114	20,734
Consumer excise taxes	498	571	611	602	2,282
Selling, general and administrative expenses	187	223	203	260	873
Depreciation, depletion and amortization	100	100	103	106	409
Payroll, property and other taxes	33	28	30	27	118
Interest cost and debt expense	29	28	28	23	108
Interest capitalized	(1)	(2)	(3)	(5)	(11)

	5,100	5,897	6,389	7,127	24,513
Income before income tax expense	145	379	169	302	995
Income tax expense	56	145	65	124	390

Net income	$89	$234	$104	$178	$605

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SUNOCO 4Q05 EARNINGS, PAGE 17

Sunoco, Inc.

Consolidated Statements of Income

(Millions of Dollars)

(Unaudited)

	2005
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$7,191	$7,970	$9,345	$9,248	$33,754
Interest income	3	3	6	11	23
Other income (loss), net	15	17	(56)	11	(13)

	7,209	7,990	9,295	9,270	33,764

COSTS AND EXPENSES
Cost of products sold and operating expenses	6,059	6,581	7,702	7,686	28,028
Consumer excise taxes	585	640	675	688	2,588
Selling, general and administrative expenses	209	225	242	270	946
Depreciation, depletion and amortization	105	102	109	113	429
Payroll, property and other taxes	36	28	33	27	124
Interest cost and debt expense	23	23	25	23	94
Interest capitalized	(6)	(6)	(8)	(5)	(25)

	7,011	7,593	8,778	8,802	32,184
Income before income tax expense	198	397	517	468	1,580
Income tax expense	82	155	188	181	606

Net income	$116	$242	$329	$287	$974

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SUNOCO 4Q05 EARNINGS, PAGE 18

Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

	At December 31 2005	At December 31 2004
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$919	$405
Accounts and notes receivable, net	1,754	1,271
Inventories	799	765
Deferred income taxes	215	110

Total Current Assets	3,687	2,551
Investments and long-term receivables	143	115
Properties, plants and equipment, net	5,658	4,966
Prepaid retirement costs	12	11
Deferred charges and other assets	431	436

Total Assets	$9,931	$8,079

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$3,695	$2,570
Short-term borrowings and current portion of long-term debt	177	103
Taxes payable	338	349

Total Current Liabilities	4,210	3,022
Long-term debt	1,234	1,379
Retirement benefit liabilities	563	539
Deferred income taxes	817	755
Other deferred credits and liabilities	409	247
Minority interests	647	530
Shareholders’ equity	2,051	1,607

Total Liabilities and Shareholders’ Equity	$9,931	$8,079

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SUNOCO 4Q05 EARNINGS, PAGE 19

Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

	For the Twelve Months Ended December 31
	2005	2004
	(Unaudited)
INCREASES (DECREASES) IN CASH AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$974	$605
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on phenol supply contract dispute	95	—
Provision for asset write-downs and other matters	—	13
Loss on early extinguishment of debt	—	53
Depreciation, depletion and amortization	429	409
Deferred income tax expense	3	123
Proceeds from power contract restructuring	48	—
Payments in excess of expense for retirement plans	(39)	(28)
Changes in working capital pertaining to operating activities, net of effect of acquisitions	494	559
Other	65	13

Net cash provided by operating activities	2,069	1,747

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(970)	(832)
Acquisitions	(105)	(431)
Proceeds from divestments	55	200
Other	(15)	3

Net cash used in investing activities	(1,035)	(1,060)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (repayments of) short-term borrowings	(100)	100
Net proceeds from issuance of long-term debt	99	416
Repayments of long-term debt	(70)	(642)
Premiums paid on early extinguishment of debt	—	(50)
Net proceeds from issuance of Sunoco Logistics Partners L.P. limited partnership units	160	129
Cash distributions to investors in cokemaking operations	(38)	(36)
Cash distributions to investors in Sunoco Logistics Partners L.P.	(28)	(20)
Cash dividend payments	(103)	(86)
Purchases of common stock for treasury	(435)	(568)
Proceeds from issuance of common stock under management incentive and employee option plans	14	52
Other	(19)	(8)

Net cash used in financing activities	(520)	(713)

Net increase (decrease) in cash and cash equivalents	514	(26)
Cash and cash equivalents at beginning of period	405	431

Cash and cash equivalents at end of period	$919	$405

-END OF SUNOCO 4Q05 EARNINGS REPORT-